EXHIBIT 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”), dated as of April 28, 2011, is entered into between ANTs software, inc., a Delaware corporation having an address at 71 Stevenson Street, Suite 400, San Francisco, CA 94105 (the “Company”) and Manchester Securities Corp., a New York corporation having an address at 712 Fifth Avenue, New York, NY 10019 (“Manchester”).

W I T N E S S E T H:

WHEREAS, the Company issued to Robert T. Healey, an individual (the “Seller”), that certain 10% Convertible Promissory Note (the “RH Note”) on or about May 30, 2008, in the original principal amount of $1,000,000;

WHEREAS, on February 7, 2011, pursuant to a Securities Purchase Agreement, Manchester purchased the RH Note from the Seller (the “Securities Purchase Agreement”);

WHEREAS, contemporaneously with such purchase, the Company, Manchester, and Gemini Master Fund, Ltd., entered into an Exchange Agreement by which Manchester exchanged the RH Note for securities consisting of (i) a convertible note dated and issued as of February 7, 2011 by the Company to Manchester in the original principal amount of $1,200,000 (the “RH Exchange Note”) (ii) a warrant, dated February 7, 2011, issued to Manchester (the “Warrant”) to purchase 3,333,333 shares of the Company’s Common Stock, $.0001 par value per share (the “Common Stock”) on the terms set forth in the Warrant; and

WHEREAS, pursuant to this Agreement, the Company and Manchester desire to cancel the RH Exchange Note and have a new note issued to Manchester with an original principal amount of $794,857.98 (the “Exchange Note”) in exchange for the RH Exchange Note and claims for certain unpaid amounts thereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Exchange of Notes.

a.   Issuance of Exchange Notes.  Upon the following terms and conditions, in exchange for the surrender and cancellation of the RH Exchange Note, the Company shall issue to Manchester, and Manchester shall acquire from the Company, the Exchange Note dated and issued as of April 28, 2011, in the aggregate original principal amount equal to $794,857.98.  The Exchange Note is being issued in substitution for and not in satisfaction of the RH Exchange Note, provided, however, Manchester acknowledges and agrees that upon the issuance and acceptance of the original Exchange Note, the RH Exchange Note will be deemed cancelled and will be promptly surrendered to the Company.

b.   Promptly following execution hereof or as soon thereafter as is reasonably possible, the Company shall deliver the original Exchange Note to Manchester’s counsel and Manchester shall cause the RH Exchange Note (or an affidavit of lost note in form and substance acceptable to the Company) to be delivered to the Company’s counsel.

c.           The date upon which the Exchange Note is to be released to Manchester shall be the “Closing Date”.

d.          The Exchange Note shall be guaranteed by Inventa Technologies, Inc., a wholly-owned subsidiary of the Company.  The guaranty in the form of Exhibit A attached hereto shall be executed by such guarantor and delivered at Closing (the “Guaranty”).

2.   Representations and Warranties.  The Company hereby makes to the Manchester the following representations and warranties:

a.   Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the Exchange Note by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  This Agreement and the Exchange Note have been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b.   No Conflicts.  The execution, delivery and performance of this Agreement and the Exchange Note by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any of its subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien or encumbrance upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or subsidiary debt or otherwise) or other material understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect.

c.   Filings, Consents and Approvals.  Other than applicable anti-dilution notices to be delivered to existing investors in the Company on or prior to the due date therefor, the Company is not required to obtain any approval, consent, waiver, authorization or order of, give any notice to, or make any filing, qualification or registration with, any court or other federal, state, local, foreign or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Agreement or the Exchange Note.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the exchange for and the issuance of the Exchange Note or any Underlying Shares (as defined in the Exchange Note).

d.   Issuance and Reservation of Securities.  The Exchange Note is duly authorized.  Any Underlying Shares, when issued in accordance with the terms of Exchange Note, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, freely tradable and without any legends thereon.  The Company has reserved, and shall at all times hereafter reserve, from its duly authorized capital stock for issuance upon conversion and exercise pursuant to the Exchange Note, at least such amount of shares of Common Stock as is equal to the amount of Underlying Shares into which the Exchange Note are fully convertible and exercisable, respectively (without regard to any limitations on ownership or conversion or exercise set forth therein).

e.   Private Placement.  No registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the issuance of the Exchange Note or any Underlying Shares in accordance with the terms hereof and thereof.

f.   No Inside Information.  Neither the Company nor any person acting on its behalf has provided Manchester or its counsel with any information that constitutes or might constitute material, non-public information concerning the Company.

g.   Equal Consideration.  Except as otherwise set forth herein, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance, exchange or otherwise of any provision of the RH Exchange Note.

h.   Survival.  All of the Company’s warranties and representations contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.

i.   Holding Period for Exchange Note.  Pursuant to Rule 144 promulgated under the Securities Act, the holding period of the Exchange Note and the Underlying Shares tack back to May 30, 2008 (the original issue date of the RH Note).  The Company agrees not to take a position contrary to this paragraph.  The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue the Underlying Shares without restriction and not containing any restrictive legend without the need for any action by Manchester.  The Company is not currently, and has never been, an issuer of the type described in Rule 144(i).  The Exchange Note is being issued in substitution and exchange for and not in satisfaction of the RH Exchange Note.  The Exchange Note shall not constitute a novation or satisfaction and accord of the RH Exchange Note.  Without limiting any of the terms, conditions or covenants contained in this Agreement or other documents, if at any time it is determined that any Underlying Shares are not freely tradable without restriction or limitation pursuant to Rule 144, then the Company shall promptly register the resale of all Underlying Shares under the Securities Act by filing a registration statement with the SEC as soon as practicable (but in no event later than 30 days) and causing such registration statement to be declared effective as soon as practicable (but in no event later than 90 days).

j.   Balances.  As of the date hereof, the balance outstanding under the RH Exchange Note, including principal and interest and other amounts due, is $794,857.98 and no further amounts are due under the RH Exchange Note.

3.   Employees and Affiliates.

a.   Manchester represents and warrants that (i) it is not, as of the date of this representation, and has not been for the last one hundred twenty (120) days, an employee, officer, director or direct or indirect beneficial owner of more than ten percent (10%) of any class of equity security of the Company, or of any entity, directly or indirectly, controlling, controlled by or under common control with the Company, or otherwise been an “affiliate” as that term is used in Rule 144 promulgated under the Securities Act, (ii) no consideration has been offered or paid by Manchester to any person to amend or consent to a waiver, modification, forbearance, exchange or otherwise of any provision of the RH Exchange Note, (iii) Manchester has not, directly or indirectly, controlled, been controlled by or been under common control with the Company.  For purposes of this paragraph, “Manchester” includes any person or entity that would be included with Manchester for purposes of Rule 144(a)(2).

b.   The Company represents and warrants to Manchester that (i) Manchester is not, as of the date of this representation, and has not been for the last one hundred twenty (120) days, an employee, officer, director or direct beneficial owner of more than ten percent (10%) of any class of equity security of the Company, or otherwise been an “affiliate” as that term is used in Rule 144 promulgated under the Securities Act, (ii) no consideration has been offered or paid by Manchester to amend or consent to a waiver, modification, forbearance, exchange or otherwise of any provision of the RH Exchange Note, (iii) Manchester has not, directly or indirectly, controlled, been controlled by or been under common control with the Company; and the RH Note has been outstanding for in excess of one year and the RH Note has not been amended since the issuance date thereof.

4.   Legal Opinion.  The Company hereby agrees to cause its legal counsel to issue a legal opinion to Manchester and the Company’s Transfer Agent regarding this Agreement and the transactions contemplated hereby, that all shares issuable upon conversion of the Exchange Note (or in payment of interest thereunder may be sold pursuant to Rule 144 without volume restrictions or manner of sale limitations and that certificates representing any such shares may be issued without a restrictive legend as required pursuant to the Agreement and the Exchange Note, as the case may be.  Delivery of such legal opinion shall be a condition to the consummation of the transactions contemplated hereby.  The Company acknowledges and agrees that, other than delivery of a conversion notice in the form set forth as an exhibit to the Exchange Note, nothing further is required for Manchester to obtain freely tradable and unlegended shares issuable upon conversion of the Exchange Note (or in payment of interest thereunder).

5.   Public Information.  So long as any Manchester owns the Exchange Note and/or Underlying Shares, the Company shall timely file (or timely obtain extensions in respect thereof and file within the applicable grace period) all reports and definitive proxy or information statements required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not terminate its status as an issuer required to file reports under the Exchange Act (even if the Exchange Act or the rules and regulations promulgated thereunder would otherwise permit such termination).

6.   Conversion/Exercise Procedures.  The form of Conversion Notice included in the Exchange Note sets forth the totality of the procedures required of Manchester in order to convert the Exchange Note.  No additional legal opinion or other information or instructions shall be required of Manchester to convert the Exchange Note.  The Company shall honor all conversions of the Exchange Note and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Exchange Note.

7.   Miscellaneous.

a.   The Company must execute and deliver this Agreement to Manchester prior to 5:00PM New York City time on Friday, April 29, 2011 (the “Cut Off Time”), and announce the transactions contemplated hereby prior to 8:30AM New York City time on Friday, April 29, 2011 (the “Announcement Time”), by issuing a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching this Agreement and all other related agreements thereto, including without limitation the Exchange Note.  To the extent that the Company has not executed and delivered this Agreement to Manchester by the Cut Off Time, then Manchester’s offer to enter into the transactions contemplated hereby shall be automatically withdrawn.

b.   The Company shall not at any time furnish any material non-public information to Manchester without Manchester’s prior written consent.  Following the Announcement Time (whether or not the Company files the required Form 8-K) Manchester shall not be deemed to have any obligation of confidentiality or other duty with respect to (i) any non-public information of the Company disclosed to Manchester in breach of the preceding sentence, (ii) the fact that Manchester has exercised any of its rights and/or remedies hereunder or under the Exchange Note or (iii) any information obtained by Manchester as a result of exercising any of its rights and/or remedies under the hereunder or under the Exchange Note.

c.   This Agreement may be executed in two or more counterparts and by facsimile signature, delivery of PDF images of executed signature pages by email or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

d.   Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Exchange Note.

e.   If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

f.   This Agreement shall be governed by and interpreted in accordance with laws of the State of New York, excluding its choice of law rules.  The parties hereto hereby waive the right to a jury trial in any litigation resulting from or related to this Agreement.  The parties hereto consent to exclusive jurisdiction and venue in the federal courts sitting in the southern district of New York, unless no federal subject matter jurisdiction exists, in which case the parties hereto consent to exclusive jurisdiction and venue in the New York state courts in the borough of Manhattan, New York.  Each party waives all defenses of lack of personal jurisdiction and forum non conveniens.  Process may be served on any party hereto in the manner authorized by applicable law or court rule.

g.   Manchester and the Company each hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

h.   Manchester agrees that so long as Manchester holds the Exchange Note, Manchester shall not engage in any Short Sale transaction which would cause Manchester to have a Net Short Position, where (1) “Short Sale” shall have the meaning set forth in Rule 200 of Regulation SHO promulgated under the Securities Act, and (2) “Net Short Position” shall mean having a contractual obligation to deliver a greater number of shares of Common Stock than such purchaser beneficially owns long, which includes without limitation shares of Common Stock held long and shares of Common Stock issuable upon exercise, conversion or exchange of Company securities held by such purchaser (whether or not then convertible, exercisable or exchangeable, and including the Exchange Note).

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

ANTS SOFTWARE, INC.

By:	/s/ David A. Buckel
Name:	David A. Buckel
Title:	CFO / Corporate Secretary

MANCHESTER SECURITIES CORP.

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

Exhibit A

Form of Guaranty

See attached.

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